Exhibit 10.2
2009 Long Term Incentive Program
Award Date:
March 5, 2009
Unit Allocation Ratio:
•	50% of total individual grant is granted as Restricted Stock Units

•	50% of total individual grant is granted as Non-Qualified Stock Options using strike price as of March 5, 2009
Vesting Schedule:
The award vests at a rate of one third each year over 3 years.
Example:
Grant Received:
•	Award Value: $30,000

•	Ratio of RSUs/Options in Award: 50/50

•	Award Date: March 5, 2009

•	WEX Stock Price on March 5, 2009: $13.60

•	Total RSUs in award: 1000 (50% of total grant based on WEX stock price of $13.60)

•	Total Options in award: 1000 (50% of total grant based on WEX stock price of $13.60)
Vesting Schedule:
•	First vesting event: March 5, 2010
o	RSUs vesting: 333 (one third of total RSUs granted)

o	Options vesting: 333 (one third of total Options granted)
•	Second vesting event: March 5, 2011
o	RSUs vesting: 333 (one third of total RSUs granted)

o	Options vesting: 333 (one third of total Options granted)
•	Third vesting event: March 5, 2012
o	RSUs vesting: 334 (one third of total RSUs granted)

o	Options vesting: 334 (one third of total Options granted)